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FOR IMMEDIATE RELEASE


           marchFIRST ANNOUNCES AGREEMENT FOR $150 MILLION INVESTMENT
                             BY FRANCISCO PARTNERS


CHICAGO (DECEMBER 14, 2000) -- marchFIRST, Inc. (Nasdaq: MRCH), a leading global professional services company, today announced that Francisco Partners, a leading private equity firm focused on investments in technology companies, has signed a definitive agreement to invest $150 million in the Company in exchange for shares of preferred stock.

"We are very pleased to have the opportunity to partner with marchFIRST," said David Stanton, a partner and founder of Francisco Partners. "Its experienced management team, talented professionals, breadth and depth of service offerings, strong client base and proven track record uniquely position marchFIRST to become a long-term leader in the e-services marketplace. We plan to actively support marchFIRST as it deepens relationships with existing clients and pursues high-value opportunities with leading organizations in key vertical industries."

Francisco Partners will purchase 63,053 shares of marchFIRST's Series A 8 % convertible preferred stock and 86,947 shares of its Series B 12% percent preferred stock for $1,000 per share. The Series A shares will be convertible at any time into shares of marchFIRST common stock at a price of $2 per share, representing a premium of approximately 41 percent over the five-day average closing price through the date of the agreement. Upon conversion of these Series A shares, Francisco Partners would own approximately 17% of the outstanding shares of common stock, based upon the number currently outstanding.

Upon approval by marchFIRST stockholders, the Series B shares would convert into Series A shares on a one-for-one basis. Upon conversion of both these additional Series A shares and the Series A shares initially issued, Francisco Partners would own a total of approximately 32% of the outstanding shares of common stock, based upon the number currently outstanding.

"Francisco Partners is a $2.5 billion private equity firm, and its founders are well-established investment and technology professionals. marchFIRST has gained not only an investor, but also a strategic adviser with an expansive partner network and an excellent reputation," said Robert Bernard, marchFIRST Chairman and Chief Executive Officer. "This relationship provides us with the financial flexibility we sought to execute our global client relationship business model. With this additional financing in place, we can focus on driving operational excellence and leveraging our core capabilities to help our clients get closer to their customers and create operational efficiencies."

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The Company expects the transaction to close before the end of 2000. Francisco
Partners has also issued a commitment letter to provide marchFIRST with $25 million in interim financing pending the closing of the transaction, which is subject to customary conditions and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Stockholder approval is not a condition to the closing of the transaction. In conjunction with the closing, Stanton and Neil Garfinkel, also a partner and founder of Francisco Partners, are expected to join marchFIRST's Board of Directors. Francisco Partners has agreed not to purchase any additional shares of the Company's voting stock without the consent of the Company.

"Despite the recent market gyrations, we believe strongly in the attractive long-term fundamentals of the e-services sector," Garfinkel said. "Our investment in marchFIRST is representative of both our commitment to the sector and our belief in marchFIRST's position as a leader in that sector."

Additional information regarding these transactions will be provided by the Company in a Current Report on Form 8-K, expected to be filed today.

ABOUT marchFIRST
marchFIRST creates and delivers innovative, distinctive customer outreach and enterprise improvement solutions for Global 3000 corporations and leading emerging companies. marchFIRST helps its clients connect with their customers, optimize their business infrastructure and maximize their existing assets to drive better business results. The Company serves seven industry sectors: manufacturing; financial services; high tech and telecommunications; consumer products/retail; health care; media, entertainment and communications, and transportation/travel and leisure. Headquartered in Chicago, marchFIRST has offices in 16 countries worldwide. Its Web site is www.marchFIRST.com.

ABOUT FRANCISCO PARTNERS
Francisco Partners, a $2.5 billion private equity firm focused on structured investments in technology companies, was formed by David M. Stanton, Sanford R. Robertson, Benjamin H. Ball, Dipanjan Deb and Neil M. Garfinkel. Francisco Partners targets public companies, divisions of public companies and private companies with transaction values ranging from $50 million to in excess of $2 billion. In total, the principals have made substantial investments in over 25 technology companies. Their investments include the purchase of GlobeSpan, Inc. and Paradyne from Lucent Technologies; the purchase of Legerity from Advanced Micro Devices; the purchase of XcelleNet from Sterling Commerce; the pending purchase of American Microsystems, Inc. from Japan Energy Corporation; the purchases of GT Com and Zilog, and the $1.8 billion purchase of ON Semiconductor from Motorola. In addition to its internal resource base, Francisco Partners has an exclusive long-term relationship with Sequoia Capital, one of the most prominent and successful venture capital firms in Silicon Valley. Founded in 1972, Sequoia Capital has provided early stage capital to over 350 technology companies including 3Com Corp., Apple Computer, Cisco Systems, Inc., Oracle Corp., and Yahoo! Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements that reflect marchFIRST's current expectations about its future results, performance, prospects and opportunities. marchFIRST has tried to identify these forward-looking statements by using words such as "believe," "expect," "anticipate" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and

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other factors that could cause marchFIRST's actual results, performance, prospects or opportunities in the remainder of 2000 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the development of the marketplace for e-commerce solutions and other factors affecting market demand, the risk that the transactions discussed in this news release will not be consummated and that marchFIRST would then be required to obtain other sources of financing, changes in business plans and financial models that may result from the transactions discussed in this news release and any other financing or strategic transactions entered into by marchFIRST, marchFIRST's ability to manage its growth and expansion into new geographic areas and service lines, foreign currency exchange rate fluctuations and other risks associated with international business, difficulties in attracting and retaining highly skilled employees, marchFIRST's ability to accurately estimate the cost, scope and duration of fixed-price client engagements, marchFIRST's ability to collect amounts billed for client engagements, risks related to marchFIRST's investments in equity securities, risks related to possible acquisitions, competitive factors, integration and other risks related to the merger with USWeb/CKS and possible consequences of stockholder lawsuits against marchFIRST. For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption "Risk Factors" in marchFIRST's Quarterly Report on Form 10-Q for the period ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. marchFIRST undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or changed circumstances or for any other reason.

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NOTE TO EDITORS: The name marchFIRST is one word, with lowercase march and uppercase FIRST.

MEDIA CONTACT:
Kelly Miller
marchFIRST, Inc.
(312) 361-7018
kelly.miller@marchFIRST.com

FINANCIAL CONTACT:
John Peschier
marchFIRST, Inc.
(312) 913-6959
john.peschier@marchFIRST.com

INDUSTRY CONTACT:
Marce Buckman
marchFIRST, Inc.
(312) 361-7073
marce.buckman@marchFIRST.com